                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                            [ASPEC TECHNOLOGY LOGO]


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 21, 1999

TO THE STOCKHOLDERS:

           NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Aspec Technology, Inc., a Delaware corporation (the "Company"), will be held on Thursday, October 21, 1999 at 2:00 p.m., local time, at the Company's offices at 830 East Arques Avenue, Sunnyvale, California, for the following purposes:

           1. To elect five (5) directors to serve for the ensuing year and until their successors are duly elected and qualified.

           2. To amend the Company's 1996 Stock Plan to increase the number of shares reserved for issuance thereunder by 2,000,000 shares to an aggregate of 6,500,000 shares.

           3. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the Company for the 1999 fiscal year.

           4. To transact such other business as may properly come before the meeting or any adjournment thereof.

           The foregoing matters are more fully described in the Proxy Statement accompanying this Notice.

           Only stockholders of record at the close of business on September 10, 1999 are entitled to vote at the Annual Meeting.

           All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                                            FOR THE BOARD OF DIRECTORS

                                            /S/ DOUGLAS E. KLINT

                                            Douglas E. Klint
                                            Secretary

Sunnyvale, California
September 22, 1999

--------------------------------------------------------------------------------
IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.
--------------------------------------------------------------------------------

                             ASPEC TECHNOLOGY, INC.

                             830 East Arques Avenue
                           Sunnyvale, California 94086

                                 (408) 774-2199

                            PROXY STATEMENT FOR 1999
                         ANNUAL MEETING OF STOCKHOLDERS

           The enclosed Proxy is solicited on behalf of the Board of Directors of Aspec Technology, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on Thursday, October 21, 1999 at 2:00 p.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's offices at 830 East Arques Avenue, Sunnyvale, California.

           These proxy solicitation materials were mailed on or about September 22, 1999 to all stockholders of record on September 10, 1999 (the "Record Date").

                 INFORMATION CONCERNING SOLICITATION AND VOTING

REVOCABILITY OF PROXIES

           Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company at the above address of the Company, written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

RECORD DATE AND VOTING SECURITIES

           Stockholders of record at the close of business on September 10, 1999 are entitled to notice of the meeting and to vote at the meeting. At the Record Date, 28,476,344 shares of the Company's Common Stock, $.001 par value per share, were issued and outstanding.

VOTING AND SOLICITATION

           Proxies properly executed, duly returned to the Company and not revoked, will be voted in accordance with the specifications made. Where no specifications are given, such proxies will be voted as the management of the Company may propose. If any matter not described in this Proxy Statement is properly presented for action at the meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote according to their best judgment.

           Each stockholder is entitled to one vote for each share of Common Stock on all matters presented at the meeting. The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST," "WITHHELD" or "ABSTAIN" are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter. Abstentions will have the same effect as a vote against a proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but such non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which a broker has expressly not voted. Thus, a broker non-vote will not effect the outcome of the voting on a proposal.

           The cost of soliciting proxies will be borne by the Company. The Company may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and employees, without additional compensation, personally or by telephone or telegram.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

           Stockholders of the Company may submit proper proposals for inclusion in the Company's proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals in writing to the Secretary of the Company in a timely manner. In order to be included in the Company's proxy materials for the annual meeting of stockholders to be held in the year 2000, stockholder proposals must be received by the Secretary of the Company no later than May 24, 2000, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

           In addition, the Company's Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company's proxy statement, to be brought before an annual meeting of stockholders. For nominations or other business to be properly brought before the meeting by a stockholder, such stockholder must provide written notice delivered to the Secretary of the Company 120 days in advance of the annual or special meeting, which notice must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. In the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholder to be timely must be so received a reasonable time before solicitation is made. A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Secretary of the Company. All notices of proposals by stockholders, whether or not included in the Company's proxy materials, should be sent to Aspec Technology, Inc., 830 East Arques Avenue, Sunnyvale, California 94086,
Attention: Corporate Secretary.

           The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If a stockholder intends to submit a proposal at the Company's 2000 Annual Meeting, which is not eligible for inclusion in the proxy statement and form of proxy relating to that meeting, the stockholder must do so no later than August 7, 2000. If such a stockholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the 2000 Annual Meeting.

                                  PROPOSAL ONE:

                              ELECTION OF DIRECTORS

NOMINEES

           A board of five (5) directors is to be elected at the Annual Meeting of Stockholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's five (5) nominees named below, all of whom are presently directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for the nominee designated by the present Board of Directors to fill the vacancy. It is not expected that any nominees will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until the director's successor has been elected and qualified.

VOTE REQUIRED; RECOMMENDATION OF BOARD OF  DIRECTORS

           The five (5) candidates receiving the highest number of "FOR" votes shall be elected to the Company's Board of Directors. An abstention will have the same effect as a vote withheld for the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE NOMINEES LISTED BELOW:

                  Name of Nominee              Age               Principal Occupation
                  ---------------              ---               --------------------
Conrad J. Dell'Oca............................. 57    Chairman of the Board
Jai P. Shin.................................... 57    Executive Vice President, Business Development
Ronald K. Bell................................. 56    Chief Executive Officer, Equator Technologies, Inc.
William H. Lane III............................ 60    President, Canyon Vista
David K. Lam................................... 56    Chairman, David Lam Group

There are no family relationships among any directors or executive officers of the Company.

           CONRAD J. DELL'OCA has served as a director of the Company since January 1992. He also served as President of the Company from January 1992 to January 1999 and as Chief Executive Officer of the Company from February 1992 to January 1999. In addition, since February 1997, Mr. Dell'Oca has served as Chairman of the Board. From May 1981 to 1991, Mr. Dell'Oca was Vice President, Research and Development of LSI Logic Corporation ("LSI Logic"), a semiconductor manufacturer. Mr. Dell'Oca received a B.A.Sc. and M.A.Sc. in Engineering Physics and a Ph.D. in Electrical Engineering from the University of British Columbia.

           JAI P. SHIN has served as Executive Vice President of the Company since November 1996 and as a director of the Company since January 1992. From January 1992 to November 1996, Mr. Shin served as Vice President, Business Development of the Company, and from January 1992 to November 1996, Mr. Shin served as Chief Financial Officer of the Company. From January 1986 to December 1989, Mr. Shin served as President of LSI Logic Korea. Mr. Shin received his B.A. and M.A. degrees in Economics from San Jose State University.

           RONALD K. BELL has been a director of the Company since March 1999. Mr. Bell has served as Vice President, Communications Products of Micro Linear Corporation, an analog and mixed semiconductor company, since June 1999. From February 1998 to June 1999, Mr. Bell was Chief Executive Officer of Equator Technologies, Inc., a multimedia processor company. From October 1997 to 1998, Mr. Bell was Vice President, Engineering and Chief Operations Officer at Equator Technologies, Inc. From November 1995 to 1997, he was Vice President, Advanced Architecture and Consumer Products Divisions and General Manager, Consumer Products Division of LSI Logic. Mr. Bell received a B.S. in Electrical Engineering and a M.S. in Computer Science from the University of Utah.

           WILLIAM H. LANE III has served as director of the Company since May 1999. Mr. Lane is President of Canyon Vista, Inc., a management consulting business. Mr. Lane retired from Intuit Inc., a person and small business finance software publisher, on July 31, 1996, having served as its Vice President, Chief Financial Officer, Secretary and Treasurer from January 1994 to April 1, 1996. From July 1991 to December 1993, Mr. Lane served in a similar capacity at Chip Soft, Inc., a tax preparation software company. Mr. Lane is currently a director of Ciberian Outpost, Inc., International Microcomputer Software, Inc. and MetaCreations Corporation.

           DAVID K. LAM has served as director of the Company since August 1999. Mr. Lam has served as Chairman of the David Lam Group, a management consulting firm for high growth technology companies, since 1988. Dr. Lam is currently a director of Integrated Telecom Express, Inc. and Tru-Si Technologies, Inc.

BOARD MEETINGS AND COMMITTEES

           The Board of Directors of the Company held seven (7) meetings during fiscal 1998.

           The Audit Committee, which consisted of former directors Jeffrey D. Saper, Walter Korschack and Y.S. Fu, held two (2) meetings in fiscal 1998. The Audit Committee currently consists of Messrs. Lane, Lam and Bell. The Audit Committee assists management in the establishment and supervision of the Company's financial controls, evaluates the scope of the annual audit, reviews audit results, consults with management and the Company's independent auditors prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of the Company's financial affairs.

           The Compensation Committee, which consisted of former directors Jeffrey D. Saper, Walter Kortschak and Y.S. Fu, held three (3) meetings in fiscal 1998. The Compensation Committee currently consists of Messrs. Lane, Lam and Bell. The Compensation Committee makes recommendations to the Board concerning salaries and incentive compensation for the Company's executive officers, directors and employees and administers the Company's 1996 Stock Plan and the Company's 1997 Employee Purchase Plan

           The Option Committee consisted of Mr. Dell'Oca and Mitchell D. Bohn until October 1998 and Mr. Dell'Oca and Douglas E. Klint for the remainder of fiscal 1998. The Option Committee currently consists of Messrs. Lane, Lam and Bell. The Option Committee has the ability to grant options (not to exceed 50,000 shares) to non-executive officers under the Corporation's 1996 Stock Plan.

           The Board of Directors currently has no nominating committee or committee performing a similar function.

           Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during fiscal 1998 and (ii) the total number of meetings held by all committees of the Board of Directors during fiscal 1998 on which such director served.

COMPENSATION OF DIRECTORS

           Outside directors receive $10,000 per year for serving on the Board of Directors, $1,000 for attendance at each Board meeting and $2,000 per year for serving as a member of the Audit or Compensation Committees. Outside directors are reimbursed for all reasonable expenses incurred by them in attending Board and Committee meetings. In addition, each outside director is eligible to participate in the Company's 1997 Director Stock Option Plan (the "Director Plan"). Under the Director Plan, each outside director is automatically granted a nonstatutory option to purchase 25,000 shares of Common Stock upon the date upon which such person first becomes a outside director. In addition, each director who has been an outside director for at least six (6) months will automatically receive a nonstatutory option to purchase 5,000 shares of Common Stock upon such director's annual reelection to the Board by the stockholders. Options granted under the Director Plan have a term of ten (10) years unless terminated sooner upon termination of the optionee's status as a director or otherwise pursuant to the Director Plan. The exercise price of each option granted under the Director Plan is equal to the fair market value of the Common Stock on the date of grant. Options granted under the Director Plan are subject to cumulative yearly vesting over a four (4) year period commencing at the date of grant. In fiscal 1998, former director Jeffrey D. Saper was granted an option to purchase 5,000 shares of Common Stock at an exercise price of $8.00 per share pursuant to the Company's 1996 Stock Option Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

           The Compensation Committee of the Board of Directors during 1998 consisted of Messrs. Saper, Kortschak, and Fu. None of such individuals has been or is an officer or an employee of the Company. No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

                                  PROPOSAL TWO:

                    APPROVAL OF AMENDMENT TO 1996 STOCK PLAN

           The Company's Board of Directors and stockholders have previously adopted and approved the Company's 1996 Stock Plan (the "Stock Plan"). A total of 4,500,000 shares of Common Stock are presently reserved for issuance under the Stock Plan. In February 1999, the Board of Directors approved an amendment to the Stock Plan, subject to stockholder approval, to increase the shares reserved for issuance thereunder by 2,000,000 shares, bringing the total number of shares issuable under the Stock Plan to 6,500,000. As of September 10, 1999, 1,726,840 shares were available for future issuance under the Stock Plan.

           At the Annual Meeting, the stockholders are being requested to consider and approve the proposed amendment to the Stock Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 2,000,000 shares, bringing the total number of shares issuable under the Stock Plan to 6,500,000. The Board believes that the amendment will enable the Company to attract and retain key personnel.

           For a description of the principal features of the Stock Plan, see "Appendix A -- 1996 Stock Plan."

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

           The approval of the amendment to the Stock Plan requires the affirmative vote of a majority of the Votes Cast on the proposal at the Annual Meeting.

           THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE AMENDMENT TO THE STOCK PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER.

                                 PROPOSAL THREE:

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

           The Board of Directors has selected PricewaterhouseCoopers LLP, independent auditors, to audit the financial statements of the Company for the 1999 fiscal year. This nomination is being presented to the stockholders for ratification at the meeting. PricewaterhouseCoopers LLP has audited the Company's financial statements since August 1998. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

           The affirmative vote of a majority of the Votes Cast on the proposal at the Annual Meeting is required to ratify the Board's selection. If the stockholders reject the nomination, the Board will reconsider its selection.

           THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 1999 FISCAL YEAR.

                             ADDITIONAL INFORMATION

PRINCIPAL SHARE OWNERSHIP

           As of September 10, 1999, the following persons were known by the Company to be the beneficial owners of more than 5% of the Company's Common
Stock:

                                                                              Beneficial Ownership
                                                                              --------------------
        Name                                                                Number         Percent
        ----                                                                ------         -------

        Summit Partners, L.P. (1).......................................   2,601,008        9.1%
        WK Technology (2)...............................................   2,601,008        9.1%
        Conrad J. Dell'Oca..............................................   2,625,304        9.2%
        Yen Chang.......................................................   2,429,070        8.5%
        Jai P. Shin.....................................................   2,012,126        7.1%

(1) Includes 2,490,724 shares held by Summit Venture IV, L.P. ("Summit IV") and 110,284 shares held by Summit Investors III, L.P. ("Summit Investors III"). Summit Partners IV, L.P. is the general partner of Summit IV. Stamps, Woodsum & Co. IV is the general partner of Summit Partners IV, L.P.

(2) Includes 510,992 shares held by WK Technology Fund, 510, 992 shares held by WK Technology Fund II, 1,343,730 shares held by WK Technology Fund III and 235,294 shares held by WK Technology Fund IV.

SECURITY OWNERSHIP OF MANAGEMENT

           The following table sets forth the beneficial ownership of the Company's Common Stock as of September 10, 1999 (i) by each director of the Company, (ii) by the Company's Chief Executive Officer and the four other executive officers of the Company during fiscal 1998 (such officers are collectively referred to as the "Named Executive Officers"), and (iii) by all current directors and executive officers as a group:

                                                                              Beneficial Ownership
                                                                              --------------------
        Name                                                                Number         Percent
        ----                                                                ------         -------
       Conrad J. Dell'Oca...............................................   2,625,304        9.2%
       Jai P. Shin......................................................   2,012,126        7.1%
       Yen Chang........................................................   2,429,070         8.5%
       Ronald K. Bell...................................................     --               --
       William H. Lane III..............................................     --               --
       David K. Lam.....................................................     --               --
       Charles R. Olson (1).............................................     --               --
       Mitchell D. Bohn (2).............................................     --               --
       All directors and executive officers as a group (8 persons)......   7,066,500       24.8%

*          Less than 1%

(1)        Mr. Olson left the Company in October 1998.

(2)        Mr. Bohn left the Company in December 1998.


                       COMPENSATION OF EXECUTIVE OFFICERS

           The following table sets forth all compensation received for services rendered to the Company and the Company's subsidiaries in all capacities during the last three fiscal years by (i) the Company's Chief Executive Officer and
(ii) the Company's four other Named Executive Officers:

                           SUMMARY COMPENSATION TABLE

                                                                                                                       Long Term
                                                                       Annual Compensation(1)                        Compensation
                                                 ---------------------------------------------------------------     ------------
                                                   Fiscal                                          Other Annual         Awards
          Name and Principal Position               Year          Salary          Bonus(2)        Compensation(3)     Options(4)
----------------------------------------------   ---------       ---------        ---------       ---------------    ------------
Conrad J. Dell'Oca.............................  1998             $209,000         $120,000                --                 --
   Former Chief Executive Officer and President  1997              191,617          120,000                --                 --
                                                 1996              174,372           50,000          $103,070                 --
Jai P. Shin....................................  1998              191,563          120,000                --                 --
   Executive Vice President                      1997              175,628          120,000                --                 --
                                                 1996              159,831           50,000           103,070                 --
Yen Chang......................................  1998              170,469          120,000                --                 --
   Senior Vice President, Engineering            1997              156,281          120,000            80,676                 --
                                                 1996              142,206           50,000            55,500                 --
Charles R. Olson (5)...........................  1998              170,226           60,938                --                 --
   Former Vice President, Sales                  1997               76,173           29,500                --            275,000
Mitchell D. Bohn (6)...........................  1998              170,077           85,000                --            600,000
   Former Chief Financial Officer

----------
(1) Excludes perquisites and other personal benefits which for each Named Executive Officer did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for such officer.

(2) Includes bonus awards earned for performance in the fiscal year noted even though such amounts are payable in subsequent years. Excludes bonus awards paid in the fiscal year noted but earned in prior years.

(3) Represents incentive payments based on revenue from certain contracts. Includes incentive payments earned in the fiscal year indicated even if such bonuses were paid in a subsequent fiscal year.

(4) Options granted in fiscal 1998 include options previously granted in fiscal 1998 that were repriced in fiscal 1998.

(5) Mr. Olson joined the Company in July 1997 and left the Company on October 26, 1998.

(6) Mr. Bohn joined the Company in February 1998 and left the Company on December 14, 1998.


                        OPTION GRANTS IN FISCAL YEAR 1998

           The following table sets forth certain information concerning grants of stock options to each of the Named Executive Officers during the fiscal year ended November 30, 1998.

                                                Individual Grants (1)
                               -----------------------------------------------------------
                                              % of Total                                       Potential Realizable Value at
                                                Options                                         Annual Rates of Stock Price
                                              Granted to      Exercise or                     Appreciation for Option Term(2)
                                 Options     Employees in     Base Price     Expiration      --------------------------------
              Name               Granted      Fiscal Year      Per Share         Date              5%             10%
-------------------------      -----------  ---------------   -------------  -------------   ----------------   -------------
Conrad J. Dell'Oca                 --              --               --             --              --             --

Jai P. Shin                        --              --               --             --              --             --

Yen Chang                          --              --               --             --              --             --

Charles R. Olson                   --              --               --             --              --             --

Mitchell D. Bohn (3)            400,000           7%             $ 2.66        9/22/2008           $ 669,143     $ 1,695,742
                                200,000           3%               1.94        12/01/2008            244,011         618,372

 (1) Each of these options was granted pursuant to the Stock Plan and is subject to the terms of such plan. These options were granted at an exercise price equal to the fair market value of the Company's Common Stock as determined by the Board of Directors of the Company on the date of grant and, as long as the optionee maintains continuous employment with the Company, vest over a four year period at the rate of one-fourth of the shares on the first anniversary of the date of grant and 1/48th of the remaining shares per month thereafter.

(2) In accordance with the rules of the Securities and Exchange Commission (the "Commission"), shown are the hypothetical gains or "option spreads" that would exist for the respective options. These gains are based on assumed rates of annual compounded stock price appreciation of 5% and 10% from the date the option was granted over the full option term. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Commission and do not represent the Company's estimate or projection of future increases in the price of its Common Stock.

(3) The information in the table reflects Mr. Bohn's participation in the Company's option exchange program in September 1998.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

           The following table sets forth certain information concerning options exercised by the Named Executive Officers in fiscal 1998, and exercisable and unexercisable stock options held by each of the Named Executive Officers as of November 30, 1998.

                                                                                   Fiscal Year-End Option Values
                                                                                   -----------------------------
                                                             Number of Unexercised Options at      Value of Unexercised In-the-Money
                                                                      Fiscal Year End                Options at Fiscal Year End(1)
                          Shares Acquired                    --------------------------------      ---------------------------------
             Name           on Exercise     Value Realized    Exercisable       Unexercisable        Exercisable       Unexercisable
---------------------     ---------------   --------------    -----------       -------------        -----------       -------------
Conrad J. Dell'Oca               --              $ --              --                --               $  --             $  --
Jai P. Shin                      --                --              --                --                  --                --
Yen Chang                        --                --              --                --                  --                --
Charles R. Olson                 --                --              --                --                  --                --
Mitchell D. Bohn (2)             --                --              --              600,000               --             $ 49,600

----------
(1) The value of an "in the money" of option represents the difference between the exercise price of such option and the fair market value of the Company's Common Stock at November 30, 1998, multiplied by the total number of shares subject to the option.

(2) The information in the table reflects Mr. Bohn's participation in the Company's option exchange program in September 1998.


TEN YEAR OPTION REPRICINGS

           The following table sets forth certain information with respect to the Company's exchange of outstanding options with certain of its officers. For further information with respect to such option exchanges, see "Report of the Compensation Committee of the Board of Directors."

                                                                                                               Length of Original
                                                   Securities        Market Price of                               Option Term
                                                   Underlying        Stock at Time of     Exercise Price at   Remaining (In Years)
Name                               Date         Options Repriced      Repricing (1)       Time of Repricing   at Date of Repricing
----                               ----         ----------------      -------------       -----------------   --------------------
Mitchell D. Bohn..............   09/22/98             400,000             $2.66                $2.94                  10
                                 12/11/98             200,000              1.94                 2.94                  10

----------
(1) The market price of stock at time of repricing is the new exercise price of each such option.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

           The members of the Compensation Committee of the Board of Directors was comprised of Messrs. Saper, Kortschak and Fu during 1998. The Compensation Committee currently consists of Messrs. Lane, Lam and Bell. All such members are outside directors. The Compensation Committee reviews compensation levels of senior management and recommends salaries and other compensation paid to senior management to the Company's Board of Directors for approval.

           Compensation Philosophy. The Company's executive pay programs are designed to attract and retain executives who will contribute to the Company's long-term success, to reward executives for achieving both short and long-term strategic Company goals, to link executive and stockholder interests through equity-based plans, and to provide a compensation package that recognizes individual contributions and Company performance. A meaningful portion of each executive's total compensation is intended to be variable and to relate to and be contingent upon Company performance. The Company's compensation philosophy is that cash compensation must be competitive with other technology companies of comparable size to help motivate and retain existing staff and provide a strong incentive to achieve specific Company goals. The Company believes that the use of stock options as a long-term incentive links the interests of the employees to that of the stockholders and motivates key employees to remain with the Company to a degree that is critical to the Company's long-term success.

           In July 1998, the Company's Board of Directors approved an option exchange program for all employees who were not directors of the Company whereby all such employees that held options with exercise prices in excess of $5.75 per share were offered the opportunity to exchange such options for new options at $5.75 per share, which was the fair market value of the Common Stock on the date of the exchange program. In order to participate in the option exchange program, employees were required to restart the vesting period for their options such that the vesting commencement date would be July 6, 1998. The Board undertook this action in light of the then recent reduction in the trading price of the Company's Common Stock and in consideration of the importance to the Company of retaining its employees by offering them appropriate equity incentives. The Board also considered the highly competitive environment for obtaining and retaining qualified employees and the overall benefit to the Company's stockholders from a highly motivated group of employees.

           In September 1998, the Company's Board of Directors approved an option exchange program for all employees of the Company whereby all such employees that held options with exercise prices in excess of $2.66 per share were offered the opportunity to exchange such options for new options at $2.66 per share, which was the fair market value of the Common Stock on the date of the exchange program. To the extent that any option holder exchanged shares in excess of the option plan's annual share limit, those excess options would be exchanged for new options at $1.94 per share, which was the fair market value of the Common Stock on December 1, 1998. In order to participate in the option exchange program, employees were required to restart the vesting period for their options such that the vesting commencement date would be September 22, 1998 and December 1, 1998 for those options in excess of the annual share limit. The Board undertook this action in light of the then recent reduction in the trading price of the Company's Common Stock and in consideration of the importance to the Company of retaining its employees by offering them appropriate equity incentives. The Board also considered the highly competitive environment for obtaining and retaining qualified employees and the overall benefit to the Company's stockholders from a highly motivated group of employees.

           Components of Executive Compensation. The two key components of the Company's senior management compensation program in fiscal 1998 were base salary and long-term incentives, represented by the Company's stock option program. The Compensation Committee utilizes an industry recognized independent annual survey of companies to determine whether the Company's senior management compensation is within the competitive range. Base salary is set for each senior manager commensurate with that person's level of responsibility and within the parameters of companies of comparable size within the semiconductor industry.

           It is the policy of the Company, and the members of the Committee believe that it is consistent with practices of comparable companies in the industry, that bonus compensation should comprise a meaningful portion of the annual total compensation of senior management. Messrs Dell'Oca, Shin, Chang, Olson and Bohn were paid bonuses in 1998 in the amount of $120,00, $120,000, $120,000, $60,938 and $85,000, respectively. All such bonuses were paid based on achievement of management business objectives.

           Stock options are generally granted when a senior manager joins the Company and additional options may be granted from time-to-time thereafter. The options granted to each senior manager vest over a four (4) year period. In addition to the stock option program, senior managers are eligible to participate in the Company's 1997 Employee Stock Purchase Plan.

           Other elements of executive compensation include participation in Company-wide medical and dental benefits and the ability to defer compensation pursuant to a 401(k) plan, and a non-qualified deferred compensation program. The Company does not match annual contributions under the 401(k) plan at this time.

           The Compensation Committee has considered the potential impact of
Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Section"). The Section disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Executive Officers, unless such compensation is performance-based. Since the cash compensation of each of the Named Executive Officers is below the $1 million threshold and the Compensation Committee believes that any options granted under the Company's Stock Plan will meet the requirements of being performance-based, the Compensation Committee believes that the Section will not reduce the tax deduction available to the Company. The Company's policy is to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax laws. However, the Compensation Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to the Company's success. Consequently, the Compensation Committee recognizes that the loss of a tax deduction could be necessary in some circumstances.

                                Compensation Committee of the Board of Directors

                                Jeffrey D. Saper*
                                Walter Kortschak*
                                Y.S. Fu*

* Messrs. Saper, Kortschak and Fu are no longer directors of the Company. The Compensation Committee currently consists of Messrs. Lane, Lam and Bell.

COMPARISON OF TOTAL CUMULATIVE STOCKHOLDER RETURN

           The following graph sets forth the Company's total cumulative stockholder return compared to the Nasdaq Stock Market and the Nasdaq Electronic Components Stock Index for the period April 27, 1998 (the date of the Company's initial public offering) through November 30, 1998. Total stockholder return assumes $100 invested at the beginning of the period in the Common Stock of the Company, the stocks represented in the Nasdaq Stock Market and the Nasdaq Electronic Components Stock Index, respectively. Total return also assumes reinvestment of dividends; the Company has paid no dividends on its Common Stock.

           Historical stock price performance should not be relied upon as indicative of future stock price performance.

[data below put in a graph here]

                                                     Cumulative Total Return
                         --------------------------------------------------------------------------------
Date                     Aspec            Nasdaq Stock Market (U.S.)         Nasdaq Electronic Components
-------                  -------          --------------------------         ----------------------------
4/28/98                      100                    100                                    100
5/29/98                       87                     96                                     89
8/31/98                       17                     82                                     80
11/30/98                      16                    107                                    121

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

           Based solely on its review of copies of filings under Section 16 (a) of the Securities Exchange Act of 1934, as amended, received by it, or written representations from certain reporting persons, the Company believes that during fiscal 1998, all Section 16 filing requirements were met.

                                  OTHER MATTERS

           The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors of the Company may recommend.

                                            THE BOARD OF DIRECTORS

Sunnyvale, California
September 22, 1999

                                   APPENDIX A

                                 1996 STOCK PLAN

           General. The Company's 1996 Stock Plan (the "Option Plan") was adopted by the Board of Directors and approved by the stockholders in June 1996. The Option Plan authorizes the Board, or one or more committees which the Board may appoint from among its members (the "Committee"), to grant stock options. Prior to the proposed amendment to the Option Plan to be voted on at the Annual Meeting, a total of 4,500,000 shares of Common Stock has been reserved for issuance under the Option Plan. Options granted under the Option Plan may be either "incentive stock options" as defined in Section 422 of the Code, or nonstatutory stock options, as determined by the Board or the Committee.

           Purpose. The general purpose of the Option Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants and to promote the success of the Company's business.

           Administration. The Option Plan may be administered by the Board or the Committee or different committees with respect to different groups of service providers. All decisions, interpretations and other actions of the Committee shall be final and binding on all holders of options and on all persons deriving their rights therefrom.

           Eligibility. The Option Plan provides that options may be granted to the Company's employees, consultants and directors. Incentive stock options may be granted only to Employees. Any optionee who owns more than 10% of the voting power of all classes of outstanding stock of the Company or any parent or subsidiary (a "10% Stockholder") is not eligible for the grant of an incentive stock option unless the exercise price of the option is at least 110% of the fair market value of the Common Stock on the date of grant.

           Terms and Conditions of Options. Each option granted under the Option Plan is evidenced by a written stock option agreement between the optionee and the Company and is subject to the following terms and conditions:

                      (a) Exercise Price. The Board or Committee determines the exercise price of options to purchase shares of Common Stock at the time the options are granted. However, excluding options issued to 10% Stockholders, the exercise price under an incentive stock option must not be less than 100% of the fair market value of the Common Stock on the date the option is granted and the exercise price of a nonstatutory stock option intended to qualify as "performance-based compensation" must not be less than 100% of the fair market value of the Common Stock on the date the option is granted. Generally, the fair market value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on The Nasdaq National Market on the last market trading day prior to the date of determination.

                      (b) Form of Consideration. The means of payment for shares issued upon exercise of an option is specified in each option agreement and generally may be made by (1) cash; (2) check; (3) promissory note; (4) other shares which (x) in the case of shares acquired upon exercise of an option have been owned by the optionee for more than six (6) months on the date of surrender and (y) have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which said option shall be exercised; (5) cashless exercise program; (6) any form permitted by applicable law; or (7) by a combination thereof.

                      (c) Exercise of the Option. Each stock option agreement will specify the term of the option and the date when the option is to become exercisable. However, in no event shall an option granted under the Option Plan be exercised more than ten (10) years after the date of grant. Moreover, in the case of an incentive stock option granted to a 10% Stockholder, the term of the option shall be for no more than five (5) years from the date of grant.

                      (d) Termination of Employment. If an optionee's employment relationship, directorship and/or consulting relationship terminates for any reason (other than death or permanent disability), the optionee may exercise his or her option, but only within such period of time as is determined by the Board or Committee at the time of grant (such period not to exceed ninety (90) days in the case of an Incentive Stock Option) from the date of such termination, and only to the extent that the optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such option as set forth in the option agreement). To the extent that the optionee was not entitled to exercise an option at the date of such termination, and to the extent that the optionee does not exercise such option (to the extent otherwise so entitled) within the time permitted, the option shall terminate.

                      (e) Permanent Disability. If an employee, director or consultant is unable to continue his or her relationship with the Company as a result of a disability as defined in Section 22(e)(3) of the Code, then all options held by such optionee under the Option Plan shall expire within the time specified in the option agreement. In absence of a specified time in the option agreement, the option shall expire upon the earlier of (i) twelve (12) months after the date of termination of the optionee's relationship with the Company or
(ii) the expiration date of the option. The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of relationship with the Company.

                      (f) Death. If an optionee dies while an employee, director or consultant with the Company, his or her option shall expire within the time specified in the option agreement. In absence of a specified time in the option agreement, the option shall expire upon the earlier of (i) twelve (12) months after the optionee's death or (ii) the expiration date of the option. The executor or other legal representative of the optionee may exercise all or part of the optionee's option at any time before such expiration to the extent that such option was exercisable at the time of death.

                      (g) Termination of Options. Each stock option agreement will specify the term of the option and the date when all or any installment of the option is to become exercisable. Notwithstanding the foregoing, however, the term of any incentive stock option shall not exceed ten (10) years from the date of grant. No options may be exercised by any person after the expiration of its term.

                      (h) Nontransferability of Options. During an optionee's lifetime, his or her option(s) shall be exercisable only by the optionee and shall not be transferable other than by will or laws of descent and distribution.

                      (i) Buyout of Options. The administrator may at any time offer to buy out any outstanding option, based on the terms and conditions as the administrator shall establish and communicate to the optionee at the time such offer is made.

                      (j) Rule 162(m) Limitation. The Option Plan provides that no employee, director or consultant shall be granted, in any fiscal year of the Company, options to purchase more than 250,000 shares of Common Stock. In connection with his or her initial employment relationship, directorship or consulting relationship, the employee, director or consultant may be granted an option to purchase an additional 250,000 shares of Common Stock which shall not count against the Rule 162(m) Limit.

           Adjustments Upon Changes in Capitalization, Dissolution or Merger or Asset Sale.

                      (a) Changes in Capitalization. In the event any change, such as a stock split, reverse stock split, stock dividend or recapitalization is made in the Company's capitalization which results in an increase or decrease in the number of issued shares of Common Stock without receipt of consideration by the Company, an appropriate adjustment shall be made in the price of each option and in the number of shares subject to each option. Any such adjustment will be made by the Board, whose determination shall be final, binding and conclusive.

                      (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the administrator may provide that all outstanding options will become vested and exercisable as to all shares subject to the options, including shares as to which the options would not otherwise be vested or exercisable.

                      (c) Mergers or Asset Sale. In connection with any merger or sale of assets involving the Company, each outstanding option and right may be assumed or an equivalent option or right substituted by a successor corporation. If the successor corporation does not assume the options or substitute substantially equivalent options, each option shall become fully vested and exercisable.

           Amendments, Suspensions and Termination of the Option Plan. The Board may amend, suspend or discontinue the Option Plan at any time; provided, however, that stockholder approval is required for any amendment to the extent necessary to comply with Rule 16b-3 promulgated under the Exchange Act or
Section 422 of the Code, or any similar rule or statute. In any event, the Option Plan will terminate automatically in June 2006.

           Federal Tax Information for Option Plan. Options granted under the Option Plan may be either "incentive stock options," as defined in Section 422 of the Code, or nonstatutory options.

           An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two (2) years after grant of the option and one (1) year after exercising the option, any gain or loss will be treated as long term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% Stockholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

           All options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

           The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option.

           THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE OPTIONEE AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS UNDER THE OPTION PLAN, DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE OPTIONEE'S DEATH OR THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH AN OPTIONEE MAY RESIDE.

           Option Plan Benefits. The Company is unable to predict the amount of benefits that will be received by or allocated to any particular participant under the Option Plan. The following table sets forth the dollar amount and the number of shares granted under the Option Plan during the last fiscal year to
(i) each of the Company's Named Executive Officers, (ii) all executive officers as a group, (iii) all non-employee directors as a group and (iv) all employees other than executive officers as a group:


                           OPTION PLAN BENEFITS TABLE

                                                                           NUMBER OF SHARES     VALUE OF SHARES
NAME                                                                            GRANTED            GRANTED(1)
----                                                                       ----------------     ---------------

Mitchell D. Bohn........................................................        1,200,000         $6,252,000
All executive officers as a group (5 persons)...........................           70,000           $186,200
All non-employee directors as a group (3 persons).......................            --                 --
All employees other than executive officers as a group..................        4,475,000        $33,025,500

(1) The dollar value of option grants under the Option Plan was computed by multiplying the number of shares granted times the exercise price of the option. All options granted under the Option Plan were granted at an exercise price equal to the fair market value of the Common Stock on the date of grant.

                                   APPENDIX B

                           DIRECTOR STOCK OPTION PLAN

           General. The Company's 1997 Director Option Plan (the "Director Plan") provides for the granting of nonstatutory stock options to outside directors of the Company. A total of 250,000 shares of Common Stock has been reserved for issuance under the Director Plan. The Director Plan authorizes the Board to grant nonstatutory stock options to outside directors of the Company.

           Personnel. The purpose of the Director Plan is to attract and retain the best available personnel to serve as outside directors of the Company.

           Administration. The Director Plan is administered by the Board. However, all options granted under the Director Plan are automatic and nondiscretionary. Upon re-election to the Board at the Annual Meeting of stockholders each year during the term of the Director Plan, each outside director will automatically receive an option to purchase 5,000 shares, provided he or she shall have served on the Board for at least the preceding six (6) months (the "Annual Grant"). Additionally, each new outside director will automatically be granted an option to purchase 25,000 shares upon the date on which such person becomes a director (the "Initial Grant").

           The Board has the authority to: (i) determine the fair market value of the Common Stock in accordance with the terms of the Director Plan; (ii) interpret the Director Plan; (iii) prescribe, amend and rescind rules and regulations relating to the Director Plan; (iv) authorize any person to execute, on behalf of the Company, any instrument required to effectuate the grant of an option previously granted under the Director Plan; and (v) make all other determinations deemed necessary or advisable for the administration of the Director Plan. All decisions, determinations and interpretations of the Board shall be final.

           Eligibility. The Director Plan provides that options may be granted only to the Company's outside directors.

           Terms and Conditions. Each option granted under the Director Plan is evidenced by a written stock option agreement between the optionee and the Company and is subject to the following terms and conditions:

                      (a) Exercise Price. The price to be paid for shares of Common Stock upon the exercise of an option granted under the Director Plan shall be 100% of the fair market value of the Common Stock on the date the option is granted. If the Common Stock is listed on any established stock exchange or a national market system, the fair market value shall be the closing sale price for such stock (or the closing bid if no sales were reported) on the date the option is granted. If the Common Stock is traded on the over-the-counter market, the fair market value shall be the mean of the high bid and low asked prices on the date the option is granted.

                      (b) Form of Consideration. The consideration to be paid for the shares of Common Stock issued upon exercise of an option shall be determined by the Board. Such form of consideration may vary for each option, and may consist entirely of (1) cash; (2) check; (3) other shares which (x) in the case of shares acquired upon exercise of an option have been owned by the optionee for more than six (6) months on the date of surrender and (y) have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which said option shall be exercised; (4) cashless exercise program; or (5) any combination of the foregoing methods of payment.

                      (c) Exercise of the Option. Annual Grants under the Director Plan will become exercisable in installments cumulatively as to 1/4th of the shares of Common Stock subject to the Annual Grants at the end of each year following the date of grant. Initial Grants under the Director Plan will become exercisable in installments cumulatively as to 1/4th of the shares of Common Stock subject to the Initial Grants at the end of each year following the date of grant. In no event may an option granted under the Director Plan be exercised more than ten years after the date of grant. An option granted under the Director Plan is not exercisable for a fraction of a share. An option is exercised by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased and by tendering full payment of the purchase price.

                      (d) Termination of Status as a Director. If the optionee's status as a director terminates for any reason (other than death or total and permanent disability as defined in Section 22(e)(3) of the Code), then all options held by such optionee under the Director Plan expire upon the earlier of
(i) three (3) months after such termination or (ii) the expiration date of the option. The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable as of the date of termination of the optionee's status as a director.

                      (e) Permanent Disability. If the optionee's status as a director terminates as a result of total and permanent disability (as defined in Section 22(e)(3) of the Code), then all options held by such optionee under the Director Plan shall expire upon the earlier of (i) twelve (12) months after the date of such termination or (ii) the expiration date of the option. The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of the optionee's status as a director.

                      (f) Death. If an optionee dies while serving as a director of the Company, the director's options under the Director Plan shall expire upon the earlier of (i) twelve (12) months after his or her death or (ii) the expiration date of the option. The executor or legal representative of the optionee may exercise all or part of the optionee's option at any time before such expiration to the extent that such option was exercisable at the time of the optionee's death.

                      (g) Nontransferability of Options. An option is nontransferable by the optionee, other than by will or the laws of descent and distribution, and is exercisable during the optionee's lifetime only by the optionee. In the event of the optionee's death, options held by the optionee may be exercised by a person who acquires the right to exercise the option by bequest or inheritance.

           Adjustments Upon Changes in Capitalization, Dissolution or Merger or Asset Sale.

                      (a) Changes in Capitalization. In the event any change, such as a stock split, reverse stock split, stock dividend or recapitalization is made in the Company's capitalization which results in an increase or decrease in the number of issued shares of Common Stock without receipt of consideration by the Company, an appropriate adjustment shall be made in the price of each option and in the number of shares subject to each option. Any such adjustment will be made by the Board, whose determination shall be final, binding and conclusive.

                      (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an option has not been previously exercised, it shall terminate immediately prior to the consummation of such proposed action.

                      (c) Mergers or Asset Sale. In connection with any merger or sale of assets involving the Company, each outstanding option and right may be assumed or an equivalent option or right substituted by a successor corporation. If the successor corporation does not assume the options or substitute substantially equivalent options, each option shall become fully vested and exercisable.

           If an option is assumed or substituted, the option or equivalent option shall continue to be exercisable as long as the optionee serves as an outside director or director of successor corporation. If optionee's status an outside director or director of successor corporation terminates other than upon a voluntary resignation by the optionee, the option shall become fully exercisable, including shares for which would not otherwise be exercisable.

           Amendment and Termination of the Director Plan. The Board may amend, alter, suspend or discontinue the Director Plan; provided, however, that such action shall not impair the rights of any optionee under the Director Plan without the optionee's consent.

           Federal Income Tax Consequences. All options granted under the Director Plan are nonstatutory options. An optionee who is granted a nonstatutory stock option will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured by the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. The Company will be entitled to a deduction in the same amount as ordinary income recognized by the employee. Upon sale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as provided above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

                                   APPENDIX C

                        1997 EMPLOYEE STOCK PURCHASE PLAN

           General. The 1997 Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors and the stockholders in February 1997. A total of 500,000 shares of Common Stock has been reserved for issuance under the Purchase Plan plus annual increase equal to the lesser of the number of shares needed to restore the pool to 500,000 shares or a lesser amount determined by the Board. The purpose of the Purchase Plan is to provide employees with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. The Purchase Plan is implemented by offering periods lasting for six
(6) months, with a new offering period commencing every April 1 and October 1 of each year.

           Administration. The Purchase Plan may be administered by the Board or a committee appointed by the Board. All questions of interpretation or application of the Purchase Plan are determined by the Board of Directors or its appointed committee, and its decisions are final and binding upon all parties.

           Eligibility. Each employee of the Company (including officers), who works at least 20 hours per week and has been employed by the Company for at least five (5) months in any calendar year, is eligible to participate in an offering period. However, no employee shall participate if he or she owns more than five percent (5%) or more of the outstanding stock of the Company, or to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company accrue at a rate which exceeds of Twenty-Five Thousand Dollars ($25,000) worth of stock for each calendar year. Eligible empl oyees become participants in the Purchase Plan by filing with the Company a subscription agreement authorizing payroll deductions prior to the beginning of each Offering Period (as defined below) unless a later time for filing the subscription agreement has been set by the Board.

           Participation in an Offering. The Purchase Plan has consecutive, six
(6) month offering periods (an "Offering Period"). The Board may change the duration of the Offering Periods. To participate in the Purchase Plan, each eligible employee must authorize payroll deductions pursuant to the Purchase Plan. Such payroll deductions may not exceed 10% of a participant's compensation. Once an employee becomes a participant in the Purchase Plan, the employee will automatically participate in each successive Offering Period until such time as the employee withdraws from the Purchase Plan or the employee's employment with the Company terminates. At the beginning of each Offering Period, each participant is automatically granted an option to purchase shares of the Company's Common Stock. The option expires at the end of the Offering Period or upon termination of employment, whichever is earlier, but is exercised at the end of each Purchase Period to the extent of the payroll deductions accumulated during such Purchase Period. The number of shares subject to the option may not exceed 2,500 shares.

           Purchase Price, Shares Purchased. Shares of Common Stock may be purchased under the Purchase Plan at a price not less than 85% of the lesser of the fair market value of the Common Stock on (i) the first day of the Offering Period or (ii) the last day of the Offering Period. The fair market value of the Common Stock on any relevant date will be the closing price per share as reported on The Nasdaq National Market (or the mean of the closing bid and asked prices, if no sales were reported) as quoted on such exchange or reported in The Wall Street Journal. The number of shares of Common Stock a participant purchases in each Offering Period is determined by dividing the total amount of payroll deductions withheld from the participant's compensation during that Offering Period by the purchase price.

           Termination of Employment. Termination of a participant's employment for any reason, including disability or death, or the failure of the participant to remain in the continuous scheduled employ of the Company for at least 20 hours per week, cancels his or her option and participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the Purchase Plan.

           Leave of Absence or Long-Term Disability. If at any time a participant ceases to be actively employed by the Company or a designated subsidiary for a period of more than ninety (90) days, such participant will be withdrawn from the Purchase Plan and the payroll deductions accumulated in the participant's account will be returned to participant unless such participant's right to employment is guaranteed by contract or statute. The participant may rejoin the Purchase Plan upon his or her return to active status by filing a new subscription agreement through the normal enrollment process.

           Adjustments Upon Changes in Capitalization, Dissolution or Merger or Asset Sale.

                      (a) Changes in Capitalization. In the event that any change, such as stock split, reverse stock split, stock dividend or recapitalization, is made in the Company's capitalization which results in an increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, an appropriate adjustment shall be made to the maximum number of shares each participant may purchase per Offering Period, the price per share and the number of shares of Common Stock covered by each option under the Purchase Plan which has not yet been exercised. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

                      (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

                      (c) Mergers or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Offering Period then in progress shall be shortened by setting a exercise date other than the last day of the Offering Period (the "New Exercise Date"). The New Exercise Date shall be before the date of the Company's proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the exercise date for the participant's option has been changed and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period.

           Amendment and Termination of the Plan. The Board of Directors may at any time terminate or amend the Purchase Plan. An Offering Period may be terminated by the Board of Directors at the end of any Offering Period if the Board determines that termination of the Purchase Plan is in the best interests of the Company and its stockholders. No amendment shall be effective unless it is approved by the holders of a majority of the votes cast at a duly held stockholders' meeting, if such amendment would require stockholder approval in order to comply with Rule 16b-3 under the Exchange Act or Section 423 of the Code. The Purchase Plan will terminate in February 2007.

           Withdrawal. Generally, a participant may withdraw from an Offering Period at any time by giving written notice to the Company without affecting his or her eligibility to participate in future Offering Periods. All of participant's payroll deductions credited to his or her account shall be paid to such participant promptly. If a participant withdrawals from an offering period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement. However, once a participant withdraws from a particular offering, that participant may not participate again in the same offering.

           Federal Tax Information for Purchase Plan. The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code.

Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two (2) years from the first day of the Offering Period, then the participant will recognize ordinary income for any gain up to 15% of the fair market value of the shares as of the first day of the Offering Period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income on the difference between the fair market value of the shares on the date the shares are purchased and the purchase price of such shares. Any gain or loss on such sale or disposition will be long-term or short-term capital gain or loss. The Company is entitled to a tax deduction corresponding to the ordinary income to a participant.

           THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANT AND THE COMPANY WITH RESPECT TO THE SHARES PURCHASED UNDER THE PURCHASE PLAN. REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE CODE. IN ADDITION, THE SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE INCOME TAX LAWS OF ANY STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

                             ASPEC TECHNOLOGY, INC.

                                      PROXY

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Douglas E. Klint and R. Michael O'Malley, jointly and severally, proxies with full power of substitution, to vote all shares of Common Stock of Aspec Technology, Inc., a Delaware corporation, which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Company's offices located at 830 East Arques Avenue, Sunnyvale, California, on Thursday, October 21, 1999 at 2:00 p.m., local time, or any adjournment thereof. The proxies are being directed to vote as specified on the reverse side hereof or, if no specification is made, FOR the election of directors, FOR the proposal to amend the Company's 1996 Stock Plan, FOR the appointment of PricewaterhouseCoopers LLP as independent accountants and in accordance with their discretion on such other matters that may properly come before the meeting.

               THE DIRECTORS RECOMMEND A "FOR" VOTE ON EACH ITEM.

                  (Continued and to be signed on reverse side)

-------------------------------FOLD AND DETACH HERE-----------------------------

1.  ELECTION OF DIRECTORS


Conrad J. Dell'Oca                        Jai P. Shin
Ronald K. Bell                            William H. Lane III
David K. Lam


   FOR all nominees listed (except as          WITHHOLD AUTHORITY to vote for
                withheld)                          nominees listed
                   [ ]                                   [ ]

(Instructions: To withhold authority to vote for any individual nominee, strike that nominee's name below.)

2. Proposal to amend the Company's 1996 Stock Plan to increase the number of shares available for issuance thereunder by 2,000,000 shares.


3.  Proposal to ratify the appointment of
    PricewaterhouseCoopers LLP as independent accountants for the 1999 fiscal year.






Signature(s)___________________________________  Dated __________________,  1999

(Signature(s) must be exactly as name(s) appear on this proxy.) (If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, please give your title. When shares are in the name of more than one person, each should sign the proxy.)

                             ASPEC TECHNOLOGY, INC.

                             1996 STOCK OPTION PLAN

                          (AS AMENDED IN FEBRUARY 1999)

           1. Purposes of the Plan. The purposes of this Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of the Company and its Subsidiaries and to promote the success of the Company's business. Options granted under the Plan may be incentive stock options (as defined under Section 422 of the Code) or nonstatutory stock options, as determined by the Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code, as amended, and the regulations promulgated thereunder.

           2. Definitions. As used herein, the following definitions shall apply:

                      (a) "Administrator" means the Board or any of its Committees appointed pursuant to Section 4 of the Plan.

                      (b) "Applicable Laws" means the legal requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code and the applicable laws of any foreign country or jurisdiction where Options will be or are being granted under the Plan.

                      (c) "Board" means the Board of Directors of the Company.

                      (d) "Code" means the Internal Revenue Code of 1986, as amended.

                      (e) "Committee" means a Committee appointed by the Board of Directors in accordance with Section 4 of the Plan.

                      (f) "Common Stock" means the Common Stock of the Company.

                      (g) "Company" means Aspec Technology, Inc., a California corporation.

                      (h) "Consultant" means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services and is compensated for such services, and any director of the Company whether compensated for such services or not. If and in the event the Company registers any class of any equity security pursuant to the Exchange Act, the term Consultant shall thereafter not include directors who are not compensated for their services or are paid only a director's fee by the Company.

                      (i) "Continuous Status as an Employee or Consultant" means that the employment or consulting relationship with the Company, any Parent, or Subsidiary, is not interrupted or terminated. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract, including Company policies. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

                      (j) "Employee" means any person, including Officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

                      (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                      (l) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                               (i) If the Common Stock is listed on any
established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                               (ii) If the Common Stock is regularly quoted by a
recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, or;

                               (iii) In the absence of an established market for
the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

                      (m) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

                      (n) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

                      (o) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

                      (p) "Option" means a stock option granted pursuant to the Plan.

                      (q) "Optioned Stock" means the Common Stock subject to an Option.

                      (r) "Optionee" means an Employee or Consultant who receives an Option.

                      (s) "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

                      (t) "Plan" means this 1996 Stock Option Plan.

                      (u) "Section 16(b)" means Section 16(b) of the Securities Exchange Act of 1934, as amended.

                      (v) "Share" means a share of the Common Stock, as adjusted in accordance with Section 11 below.

                      (w) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

           3. Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 6,500,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

                      If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an option exchange program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

           4. Administration of the Plan.

                      (a) Initial Plan Procedure. Prior to the date, if any, upon which the Company becomes subject to the Exchange Act, the Plan shall be administered by the Board or a committee appointed by the Board.

                      (b) Plan Procedure after the Date, if any, upon Which the Company becomes Subject to the Exchange Act.

                               (i) Administration with Respect to Directors and
Officers. With respect to grants of Options to Employees who are also Officers or directors of the Company, the Plan shall be administered by (A) the Board if the Board may administer the Plan in compliance with the rules under Rule 16b-3 promulgated under the Exchange Act or any successor thereto ("Rule 16b-3") relating to the disinterested administration of employee benefit plans under which Section 16(b) exempt discretionary grants and awards of equity securities are to be made, or (B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted to comply with the rules under Rule 16b-3 relating to the disinterested administration of employee benefit plans under which Section 16(b) exempt discretionary grants and awards of equity securities are to be made. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the rules under Rule 16b-3 relating to the disinterested administration of employee benefit plans under which Section 16(b) exempt discretionary grants and awards of equity securities are to be made.

                               (ii) Multiple Administrative Bodies. If permitted
by Rule 16b-3, the Plan may be administered by different bodies with respect to directors, non-director Officers and Employees who are neither directors nor Officers.

                               (iii) Administration With Respect to Consultants
and Other Employees. With respect to grants of Options to Employees or Consultants who are neither directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a committee designated by the Board, which committee shall be constituted in such a manner as to satisfy Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws.

                      (c) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, including the approval, if required, of any stock exchange upon which the Common Stock is listed, the Administrator shall have the authority, in its discretion:

                               (i) to determine the Fair Market Value of the
Common Stock, in accordance with Section 2(l) of the Plan;

                               (ii) to select the Consultants and Employees to
whom Options may from time to time be granted hereunder;

                               (iii) to determine whether and to what extent

Options are granted hereunder;

                               (iv) to determine the number of shares of Common
Stock to be covered by each such award granted hereunder;

                               (v) to approve forms of agreement for use under
the Plan;

                               (vi) to determine the terms and conditions of any
award granted hereunder;

                               (vii) to determine whether and under what
circumstances an Option may be settled in cash under subsection 9(f) instead of Common Stock;

                               (viii) to reduce the exercise price of any Option
to the then current Fair Market Value if the Fair

Market Value of the Common Stock covered by such Option has declined since the date the Option was granted; and

                               (ix) to construe and interpret the terms of the
Plan and awards granted pursuant to the Plan.

                      (d) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options.

           5.        Eligibility.

                      (a) Nonstatutory Stock Options may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option may, if otherwise eligible, be granted additional Options.

                      (b) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this
Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

                      (c) The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

           6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company, as described in Section 17 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under
Section 13 of the Plan.

           7. Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

           8.        Option Exercise Price and Consideration.

                      (a) The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

                               (i) In the case of an Incentive Stock Option

                                          (A) granted to an Employee who, at the
time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                                          (B) granted to any Employee other than
an Employee described in the preceding paragraph, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                               (ii) In the case of a Nonstatutory Stock Option

                                          (A) granted to a person who, at the
time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of the grant.

                                          (B) granted to any person, the per
Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant.

                      (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash,
(2) check, (3) promissory note, (4) other Shares which (x) in the case of Shares acquired upon exercise of an Option have been owned by the Optionee for more than six months on the date of surrender and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (5) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or (6) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

           9. Exercise of Option.

                      (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan, but in no case at a rate of less than 20% per year over five (5) years from the date the Option is granted.

                      An Option may not be exercised for a fraction of a Share.

                      An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 8(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

                      Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

                      (b) Termination of Employment or Consulting Relationship. In the event of termination of an Optionee's Continuous Status as an Employee or Consultant with the Company (but not in the event of an Optionee's change of status from Employee to Consultant (in which case an Employee's Incentive Stock Option shall automatically convert to a Nonstatutory Stock Option on the date three (3) months and one day from the date of such change of status) or from Consultant to Employee), such Optionee may, but only within such period of time as is determined by the Administrator, of at least thirty (30) days, with such determination in the case of an Incentive Stock Option not exceeding three (3) months after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

                      (c) Disability of Optionee. In the event of termination of an Optionee's consulting relationship or Continuous Status as an Employee as a result of his or her disability, Optionee may, but only within twelve (12) months from the date of such termination (and in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination; provided, however, that if such disability is not a "disability" as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock Option shall automatically convert to a Nonstatutory Stock Option on the day three months and one day following such termination. To the extent that Optionee is not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

                      (d) Death of Optionee. In the event of the death of an Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

                      (e) Rule 16b-3. Options granted to persons subject to
Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

                      (f) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

           10. Non-Transferability of Options. Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

           11. Adjustments Upon Changes in Capitalization or Merger.

                      (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.


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

                      (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify the Optionee at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action.

                      (c) Merger. In the event of a merger of the Company with or into another corporation, the Option may be assumed or an equivalent option may be substituted by such successor corporation or a parent or subsidiary of such successor corporation. If, in such event, the Option is not assumed or substituted, the Option shall terminate as of the date of the closing of the merger. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger, the option confers the right to purchase, for each Share of Optioned Stock subject to the Option immediately prior to the merger, the consideration (whether stock, cash, or other securities or property) received in the merger by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option for each Share of Optioned Stock subject to the Option to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger.

           12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Board. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

           13. Amendment and Termination of the Plan.

                      (a) Amendment and Termination. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code (or any other applicable law or regulation, including the requirements of the NASD or an established stock exchange), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

                      (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted, and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

           14. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such

Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                      As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

           15. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

                      The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

           16. Agreements. Options shall be evidenced by written agreements in such form as the Administrator shall approve from time to time.

           17. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under Applicable Laws and the rules of any stock exchange upon which the Common Stock is listed.

           18. Information to Optionees and Purchasers. The Company shall provide to each Optionee, not less frequently than annually, copies of annual financial statements. The Company shall also provide such statements to each individual who acquires Shares pursuant to the Plan while such individual owns such Shares. The Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.



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